Exhibit 99.1

Omni Medical Billing Services, LLC

Consolidated Balance Sheet (Unaudited)

June 30,
2014
Assets
Current Assets
Cash	$265,971
Accounts receivable, net of allowance for doubtful accounts of $394,307	1,364,483
Prepaid expenses	29,437
Other current assets	370
Total Current Assets	1,660,261

Buildings and other depreciable assets	751,986
Accumulated depreciation	(626,363)
Net Fixed Assets	125,623

Other Assets
Security Deposit	23,731
Goodwill	1,689,513
Intangibles, net of amortization	1,278,835
Total Other Assets	2,992,079
Total Assets	$4,777,963

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable-current	$526,069
Credit cards and accounts payable	223,572
Other current liabilities	200,897
Total Current Liabilities	950,538

Long Term Liabilities
Notes payable	50,000
Total Long Term Liabilities	50,000
Total Liabilities	1,000,538

Members' Equity	3,777,425
Total Members' Equity	3,777,425
Total Liabilities and Members' Equity	$4,777,963

See notes to the consolidated financial statements.

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Omni Medical Billing Services, LLC

Consolidated Statements of Operations and Members' Equity (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net Revenue	$2,878,584	$2,930,719	$5,599,872	$5,639,618

Operating Expenses
Direct operating costs	1,441,901	1,465,480	2,970,497	3,187,047
Direct operating costs-related parties	282,337	431,306	559,422	650,234
Selling, general and administrative	617,225	701,719	1,263,495	1,266,781
Depreciation and amortization	224,870	236,846	448,616	473,693

Operating Income	312,251	95,368	357,842	61,863

Other Income (Expense)
Other income	9,278	6,939	21,784	20,327
Interest expense	(4,281)	(4,590)	(7,079)	(18,413)
Total Other Income	4,997	2,349	14,705	1,914

Income Before Income Taxes	317,248	97,717	372,547	63,777

Income Tax Expense	-	-	-	-

Net Income	$317,248	$97,717	$372,547	$63,777

Members' Equity, Beginning of Period	$3,723,845	$3,786,553	$3,727,184	$3,879,766
Net Income	317,248	97,717	372,547	63,777
Contributions	31,301	8,823	289,816	52,453
Distributions	(294,969)	(122,853)	(612,122)	(225,756)

Members' Equity, End of Period	$3,777,425	$3,770,240	$3,777,425	$3,770,240

See notes to the consolidated financial statements.

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Omni Medical Billing Services, LLC

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2014	2013
Cash Flows from Operating Activities
Net Income	$372,547	$63,777
Adjustment to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation and amortization	448,616	473,693
Allowance for doubtful accounts	(308)	-
(Increase) Decrease in Assets:
Accounts receivable	23,178	61,299
Other assets	509	(20,907)
(Decrease) Increase in Liabilities:
Accounts payable and accrued expenses	33,869	(117,125)
Net Cash Provided by Operating Activities	878,411	460,737

Cash Flows from Investing Activities
Capital expenditures	(20,218)	-
Net cash used in investing activities	(20,218)	-

Cash Flows from Financing Activities
Principle payments on notes payable	(417,058)	(412,152)
Proceeds from Members' contributions	289,816	52,453
Capital distributions	(612,122)	(225,756)
Net Cash Used In Financing Activities	(739,364)	(585,455)

Net (Decrease) Increase in Cash and Cash Equivalents	118,829	(124,718)
Cash and Cash Equivalents at Beginning of Period	147,142	291,286
Cash and Cash Equivalents at End of Period	$265,971	$166,568

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Interest	$7,079	$18,413

See notes to the consolidated financial statements.

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Omni Medical Billing Services, LLC

Notes to the Consolidated Financial Statements (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Omni Medical Billing Services, LLC, (the ‘‘Company’’) through its wholly owned subsidiaries provide medical billing services for health care providers.

During 2012, the Company’s subsidiaries were originally owned by Customer Focus, LLC, a commonly controlled entity, and then restructured on March 4, 2012 into a Delaware limited liability company. The Company’s subsidiaries are located in Maine, New York, Georgia, and California.

Principles of Consolidation

The consolidated financial statements include the accounts of Laboratory Billing Service Providers, LLC, (LBSP) a Maine limited liability company and a wholly owned subsidiary of the Company, Medical Data Resources Providers, LLC, (MDRP) a New York limited liability company and a wholly owned subsidiary of the Company, Medical Billing Resources Providers, LLC, (MBRP) a Georgia limited liability company and a wholly owned subsidiary of the Company, and Primary Billing Services Providers, Inc., (PBSP) a California S corporation and a wholly owned subsidiary of the Company. The Company has no intercompany accounts requiring elimination in consolidation. The Company operates exclusively through its wholly owned subsidiaries.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company sells its services to customers on an open credit basis. Accounts receivable are uncollateralized, non-interest bearing customer obligations. Accounts receivable are due within 30 days unless specifically negotiated in the customers contract. Management closely monitors outstanding accounts receivable and charges off to expense any balances that are determined to be uncollectible or establishes an allowance for doubtful accounts, based on factors surrounding the credit risk of specific customers, historical trends and other information. This estimate is based on reviews of all balances in excess of 90 days from the invoice date.

Direct Operating Costs

Direct operating costs consist primarily of salaries and benefits related to personnel who provide services to clients, claims processing costs, and other direct costs related to the Company’s services. Costs associated with the implementation of new clients are expensed as incurred. The reported amounts of direct operating expenses do not include allocated amounts for rent and overhead costs, which have been included within general and administrative costs, and depreciation and amortization, which are broken out separately in the consolidated statements of operations.

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Omni Medical Billing Services, LLC

Notes to the Consolidated Financial Statements (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost. It is the Company’s policy to capitalize property and equipment over $5,000. Lesser amounts are expensed. Property and equipment is capitalized at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs that do not improve or extend the lives of furniture and equipment are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the statements of operations and retained earnings.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying value amount of an asset may not be recoverable. If the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss based on the fair value of the asset. Assets to be disposed of are not expected to provide any future service potential to the Company and are recorded at the lower of the carrying amount or fair value, less cost to sell. There was no impairment of long-lived assets for the period ended June 30, 2014 and 2013.

Intangible Assets

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. The Company did not recognize any impairment to intangible assets during the period ended June 30, 2014 and 2013.

Revenue Recognition

The Company recognizes revenue as its services are rendered. The Company generally renders billings to its client healthcare providers upon collection of the related client accounts receivable. The Company has arrangements with certain clients to bill per procedure as claims are submitted for reimbursement from patients or third-party payers. For collection-based contracts, revenue is recognized based on the collections from billings rendered for physician clients. The collections are then multiplied by the percentage fee that the Company charges for its services to compute the appropriate revenue. For per-procedure contracts, revenue is recognized upon submission of clients’ claims.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the six months ended June 30, 2014 and 2013 was $2,633 and $7,857, respectively.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no income tax expense or liability is recorded in the accompanying financial statements.

Uncertain Tax Positions

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no income tax expense or liability is recorded in the accompanying financial statements.

Uncertain Tax Positions — Open Tax

Per FASB ASC 740-10, disclosure is not required of an uncertain tax position unless it is considered probable that a claim will be asserted and there is a more-likely-than-not possibility that the outcome will be unfavorable. Using this guidance, as of June 30, 2014 and 2013, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company’s 2013, 2012, 2011 and 2010 Federal and State tax returns remain subject to examination by their respective taxing authorities. Neither of the Company’s Federal or State tax returns are currently under examination.

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Omni Medical Billing Services, LLC

Notes to the Consolidated Financial Statements (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Business Combinations

The Company accounts for business combinations under the provisions of Accounting Standards Codification 805-10, Business Combinations (ASC 805-10), which requires that the acquisition method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values. ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its June 30, 2014 balance sheet date and, in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were significant events to report through August 20, 2014, which is the date the financial statements were issued. See Note 11 – Subsequent Event footnote for further details.

NOTE 2 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits.

NOTE 3 - INTANGIBLE ASSETS.

Following is a summary of non-goodwill intangibles as of June 30, 2014:

	June 30, 2014
	Gross Amount	Accumulated Amortization
Customer Lists	$4,533,757	3,353,496
Non-compete Covenants	1,039,197	940,623
Total	$5,572,954	$4,294,119

Amortization expense was $408,326 and $434,526 for the period ended June 30, 2014 and 2013, respectively.

Future amortization expense is as follows:

Estimated Amortization Expense
2014 (Remaining)	$378,260
2015	467,495
2016	273,524
2017	159,556
$1,278,835

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

As of June 30, 2014 and 2013, the carrying amounts of cash, receivables, and account payable and accrued expenses approximated their estimated fair values because of their short-term nature of these financial instruments.

Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt which approximates its carrying value.

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Omni Medical Billing Services, LLC

Notes to the Consolidated Financial Statements (Unaudited)

NOTE 5 - FIXED ASSETS

Fixed assets as of June 30, 2014 consist of the following:

2014
Furniture & Equipment	$751,986
Less accumulated depreciation	(626,363)
Total	$125,623

Depreciation expense was $40,290 and $39,167 for the six months ended June 30, 2014 and 2013, respectively.

NOTE 6 - NOTES PAYABLE

Notes payable debt consisted of the following as of June 30, 2014:

2014
Promissory Note, Seller Financing interest at 6% per annum payable in 84 monthly installments of $14,609 through October 1, 2014.	$43,391

Promissory Note, Seller Financing interest at 2.5% per annum payable in 48 monthly installments of $15,310 through December 15, 2014.	91,339

Promissory Note, Seller Financing interest at 2.5% per annum payable in 48 monthly installments of $15,310 through December 15, 2014.	91,339

Promissory Note, Seller Financing non-interest bearing payable in 36 monthly installments of $25,000 through September 30, 2015.	350,000
576,069
Less current maturities	(526,069)
Long Term Debt	$50,000

Notes payable are personally guaranteed by the CEO of Customer Focus, LLC.

Maturities of notes payable are as follows:

2014 (Remaining)	$376,069
2015	200,000
$576,069

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company utilizes a medical billing outsourcing division of Customer Focus, LLC is under common control by the same members of the Company. Related party expenses were $559,422 and $650,234 during the six months ended June 30, 2014 and 2013, respectively.

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Omni Medical Billing Services, LLC

Notes to the Consolidated Financial Statements (Unaudited)

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company has entered into non-cancellable operating leases for office space in New York, NY, Torrance, CA, Macon, GA, Nesconset, NY and Saco ME. Rental expense under operating lease agreements was $190,841 and $256,631 for the six months ended June 30, 2014 and 2013.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of June 30, 2014.

2014 (Remaining)	$123,492
2015	178,000
2016	150,000
$451,492

NOTE 10- LEGAL PROCEEDINGS

In the normal course of operations, the Company is periodically involved in litigation. In the opinion of management, the resolution of such matters would not have a material effect on the Company’ consolidated financial position or results of operations.

NOTE 11- SUBSEQUENT EVENTS

In August 2013, the Company signed Asset Purchase Agreements to sell customer list, furniture, office equipment and other current assets to Medical Transcription Billing, CORP. This sale was closed concurrently with the IPO of Medical Transcription Billing, CORP on July 28, 2014.

The selling price of these assets was $10.5 million, of which approximately $6.6million was paid in cash and approximately $4.0 million was paid through the issuance of the Company’s common stock, less a fair value adjustment of approximately $106,000 to account for possible sale price adjustments after one year of IPO.

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